Exhibit 10.17

Execution Version

OMNIBUS AMENDMENT AND AGREEMENT
TO THE SUBORDINATION DOCUMENTS IDENTIFIED HEREIN

This Omnibus Amendment and Agreement (this "Agreement") is made effective as of February 16,2011, by and among Amegy Bank, N.A. ("Senior Lender"), Off-Shore Finance, LLC, a Nevada limited liability company ("Subordinate Lender"), Infinity Energy Resources, Inc., a Delaware corporation ("Borrower"), Infinity Oil and Gas of Texas, Inc., a Delaware corporation ("Infinity Texas"), and Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation ("Infinity Wyoming" and, together with Borrower and Infinity Texas, the "Loan Parties"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement referenced below.

Reference is hereby made to (i) that certain Loan Agreement dated January 9, 2007 (as amended, restated, modified, supplemented. extended, replaced or renewed from lime to time, and including that certain Forbearance Agreement dated August 31, 2007, Second Forbearance Agreement dated March 26, 2008, Third Forbearance Agreement dated October 16,2008, Fourth Forbearance Agreement dated December 4, 2009 and Fifth Forbearance Agreement dated February 16, 20 11, the "2007 Loan Agreement"), by and among Senior Lender and the Loan Parties, (ii) that certain Securities Purchase Agreement, dated as of March 23. 2009 (the "Securities Purchase Agreement"), by and between Borrower and Subordinate Lender, (ii) that certain Subordinate Secured Promissory Note, dated March 23, 2009 (the "Subordinate Promissory Note"), made by Borrower in favor of Subordinate Lender, (iii) that certain Subordinate Deed of Trust and Security Agreement (Oil and Gas) filed in Comanche and Erath Counties, Texas dated March 23, 2009 (the "Subordinate Deed of Trust-TX"), by Infinity Texas in favor of Subordinate Lender, (iv) that certain Subordinate Deed of Trust and Security Agreement (Oil and Gas) filed in Routt County, Colorado and Sweetwater County, Wyoming dated March 23, 2009 (the "Subordinate Deed of Trust--CO/WY"), by Infinity Wyoming in favor of Subordinate Lender, (v) that certain Commercial Guaranty dated March 23, 2009 (the "Subordinate Guaranty") made by the Loan Parties for the benefit of Subordinate Lender, and (vi) that certain Subordination and Intercreditor Agreement dated as of March 23, 2009 (the "Subordination Agreement" and, together with the Securities Purchase Agreement, Subordinate Promissory Note, Subordinate Deed of Trust-TX, Subordinate Deed of Trust-CO-WY and Subordinate Guaranty, the "Subordination Documents") by and among Senior Lender, Subordinate Lender and Borrower.

Section 1. Notwithstanding anything in any Subordination Document to the contrary, each of the parties hereto agrees as follows:

(a) the Subordinate Loan (as defined in the Subordination Agreement) is subordinated to the indefeasible repayment in full of the Revolving Loans, including the Forbearance Period Advances (as each is defined in the 2007 Loan Agreement) and all other payment obligations of any Loan Party set forth in the Fifth Forbearance Agreement or any other Transaction Document (collectively, the "Senior Obligations").

(b) Senior Debt (as defined in the Subordinate Promissory Note) shall be deemed to include the Senior Obligations.

(c) upon and after the execution of this Agreement by each of the parties hereto, each reference in any Subordination Document to any Subordination Document shall mean and be a reference to such Subordination Document as modified hereby.

(d) except as modified herein, the 2007 Loan Agreement, each other the Transaction Document and each Subordination Document to which it is a party shall remain in full force and effect as originally executed and amended on or prior to the dale hereof, and nothing herein shall act as a waiver of any of Senior Lender's rights under the 2007 Loan Agreement, any other Transaction Document or any Subordination Document.

(e) at any time and from time to time upon the request of Senior Lender, each Loan Party and Subordinate Lender will, at their own expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Senior Lender may reasonably request in order to effect fully the purposes of foregoing. In furtherance and not in limitation of the foregoing, each Loan Party and Subordinate Lender shall take such actions as Senior Lender may reasonably request from time to time to ensure (i) that repayment of the indebtedness and obligations owing by each Loan Party to Subordinate Lender under the Subordination Documents is subordinated to repayment of the Senior Obligations and
(ii) that the liens, security interests and guarantees made in favor of Subordinate Lender are subordinated to the liens, security interests and guarantees made in favor of Senior Lender.

Section 2. Each party hereto understands that this Agreement is legally binding and represents to Senior Lender that each has obtained independent legal counsel from the attorney of their choice regarding the meaning and legal significance of this letter agreement. The decision by each signatory to enter into this Agreement is a fully-informed decision, and each such signatory is aware of all legal and other ramifications of such decision. The parties agree that no provision of this Agreement shall be interpreted or construed against a party because that party prepared the provision, it being agreed that all parties have participated in the drafting of this Agreement and have had legal counsel of their choice.

Section 3. THE SUBORDINATION DOCUMENTS, AS AMENDED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL BE PERFORMED IN HARRIS COUNTY, TEXAS. EACH PARTY HERETO AGREES THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO ANY SUBORDINATION DOCUMENT SHALL BE IN HARRIS COUNTY, TEXAS.

Section 4. This Agreement may be executed in counterparts, and Senior Lender is authorized to attach the signature pages from the counterparts to copies for Senior Lender. Subordinate Lender and each Loan Party. At Senior Lender's option, this Agreement may also be executed by the parties hereto in remote locations with signature pages faxed or electronically submitted in .pdf format to Senior Lender. Each party hereto agrees that the faxed signatures or signatures electronically submitted in .pdf format are binding upon such party, and each party hereto further agrees to promptly deliver to Senior Lender such party's original signatures for this Agreement by overnight mail or expedited delivery.

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Executed as of the date first written above. Amegy Bank, N.A.

By:	/s/:Hank Holmes
Hank Holmes Executive Vice President

Accepted and agreed to this l6'h day of February, 20 11:

SUBORDINATE LENDER: Off-Shore Finance, LLC

By::	/s/:Daniel Haake
Name: Daniel Haake
Title: Managing member

BORROWER: Infinity Energy Resources, Inc.

By:	/s/: Stanton Ross
Stanton E. Ross, President and Chief Executive Officer

GUARANTORS: Infinity Oil and Gas of Texas, Inc.

By:	/s/: Stanton Ross
Stanton E. Ross, President

Infinity Oil & Gas of Wyoming, Inc.

By:	/s/: Stanton Ross
Stanton E. Ross, President